Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.fspreit.com

Contact: Georgia Touma, Investor Relations - 877-686-9496

For Immediate Release

Franklin Street Properties Corp. Closes

$320 Million Secured Credit Facility

Refinancing All Outstanding Indebtedness

and Provides Additional Update on Review of Strategic Alternatives

WAKEFIELD, MA – February 27, 2026 – Franklin Street Properties Corp. (the “Company”, “FSP”, “our” or “we”) (NYSE American: FSP) announced today that it has closed a $320 million secured credit facility (the “Facility”) with an affiliate of TPG Credit (the “Lender”). The Company repaid in full all of its outstanding $248.9 million aggregate principal amount of indebtedness in an initial drawdown of $258.5 million under the Facility, net of original issue discount of $16.5 million (the “Initial Term Loans”). The Facility includes up to $45 million of delayed draw term loans, which, subject to certain conditions, will be used to fund tenant improvements, leasing commissions, building improvements and other uses approved by the Lender (“Delayed Draw Term Loans”) and contains customary covenants. Alter Domus (US) LLC will act as administrative agent for the Facility.

A summary of key terms is below:

•	Aggregate principal amount $320 million (including both the Initial Term Loans and the Delayed Draw Term Loans).
•	Original stated maturity of February 26, 2029.
•	Initial coupon rate of 9.0%.
•	An exit fee of 4.0% of the funded amount of the loans due upon repayment.
•	The maturity date is subject to potential extension of up to one year at the option of the Company, subject to certain conditions.
•	Collateral consisting of a first priority lien on substantially all assets of the Company.

FSP was represented by Wilmer Cutler Pickering Hale and Dorr LLP and Stifel. The Lender was represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

George J. Carter, Chairman and Chief Executive Officer of FSP, said, “After considering a number of different potential strategic alternatives in consultation with our professional advisors, we concluded that refinancing our outstanding indebtedness was the best alternative available to us at this time. In addition, the Delayed Draw Term Loan feature of the Facility provides additional flexibility to allow us to lease additional space in our existing portfolio, which could enhance future value. We are pleased to have TPG as a strategic lending partner and look forward to building a long-term relationship with them.

However, now that our near-term debt maturity has been addressed, we are continuing our review of potential strategic alternatives. Our Board of Directors and management team remain deeply committed to continuing to explore ways to maximize shareholder value. We believe that having successfully addressed our near-term debt maturities has reduced a significant source of near-term uncertainty and avoided having to make forced or suboptimal decisions, enabling us to focus on executing property-level initiatives in what continues to be an uneven office market environment. We believe this approach best positions the Company to navigate current market conditions while preserving maximum strategic flexibility. We look forward to continuing to update the market as and when appropriate.”

David Busker, Managing Director and Head of Commercial Real Estate Debt, TPG Credit, said “We are pleased to partner with Franklin Street Properties to provide a tailored capital solution that provides the financial flexibility needed to navigate the current market. We look forward to supporting the Board and management team as they work to enhance value for all shareholders.”

This press release, along with other news about FSP, is available on the Internet at www.fspreit.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our core markets of Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases, real estate tax valuation reassessments, the availability of suitable third parties with which to conduct contemplated strategic transactions, and whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all. See“Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in Part II Item 1A of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

For Franklin Street Properties Corp.
Georgia Touma, 877-686-9496

Source: Franklin Street Properties Corp.

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